Exhibit 10.1

AMENDMENT NUMBER ONE

TO LOAN AND SECURITY AGREEMENT

by and between

NORTHWEST PIPE

and

PERMALOK CORPORATION

individually and collectively, as Borrower

and

Bank of America, N.A.,

as Agent and Lender

 Dated as of October 19, 2016

AMENDMENT NUMBER ONE

TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of October 19, 2016 (the “Effective Date”), by and between NORTHWEST PIPE COMPANY, an Oregon corporation ("Borrower 1") and PERMALOK CORPORATION, a Missouri corporation ("Borrower 2" and together with Borrower 1, collectively "Borrowers"), "), the financial institutions party to this Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders ("Agent").

RECITALS

A.     Agent and Borrowers entered into that certain Loan and Security Agreement dated as of October 26, 2015 (the “Loan Agreement”) in connection with a revolving credit facility in an amount of up to Sixty Million Dollars ($60,000,000).

B.     Borrower 1 is in the process of executing the following transaction(s) (collectively, the “Transaction”): (i) on or about October 4, 2016, Borrower 1 sold the real estate consisting of and certain assets that were maintained at Borrower 1's Denver production facility (generally located at 6030 Washington Street, Denver, Colorado), which sale generated gross proceeds to Borrower 1 of $14,400,000 (ii) transferring certain Equipment located at Borrower 1's Denver production facility to Borrower 1's Adelanto production facility with a Value equal to $1,270,250 (the "Transferred Equipment") and (iii) selling or scrapping certain Equipment located at Borrower 1's Denver production facility with a Value equal to $1,614,100 (the "Liquidated Equipment").

C.     As required by the Loan Agreement, Borrowers have requested that Agent and Lender consent to the Transaction.

D.     Agent and Lender are willing to consent to the Transaction and modify the Loan Agreement on the terms and conditions hereinafter set forth.

E.     Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration and in order to induce Agent and Lender to consent to the Transaction, Borrowers, Agent and Lender agree as follows:

1.     Consent. Agent and Lender hereby consent to the Transaction subject to satisfaction of the conditions to consent set forth in Section 2 below.

2.     Conditions to Consent to Transaction. Agent’s and Lender’s consent provided in Section 1 hereof shall be effective on and as of the date hereof, provided the following conditions are satisfied as of such date:

(a)     No Default or Event of Default shall exist at the time of, or result from, the Transaction;

(b)     The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects on the date of and upon giving effect to the closing of the Transaction except for those representations that expressly relate to an earlier date;

(c)     No event shall have occurred or circumstances exist that has or could reasonably be expected to have a Material Adverse Effect;

(d)     Net Proceeds from the Transaction have been or shall be deposited into a Deposit Account Borrower maintains with Agent unless otherwise consented to by Agent; and

(e)     Each of the conditions to modification of the Loan Agreement set forth in Section 4 hereof shall have been satisfied.

3.     Loan Modifications.

(a)     The following defined terms as set forth in the Loan Agreement are hereby amended and replaced with the defined terms as set forth below:

Eligible Equipment: Equipment of a Borrower which Agent, in its discretion, determines to be Eligible Equipment and that is listed on an appraisal of Equipment acceptable to Agent completed during the 30 days prior to the Closing Date. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Equipment shall not include any Equipment: (a) that is not legally owned by a Borrower; (b) that is not subject to the Agent's Liens, which are perfected as to such Equipment, or that are subject to any other Lien whatsoever other than Permitted Liens; (c) that is not in good working condition for its intended use or for sale; (d)  that is located outside the United States or at a location other than a place of business of a Borrower; or (e) that is located in a facility leased by a Borrower, if the lessor has not delivered to the Agent, if requested by the Agent, a landlord waiver in form and substance satisfactory to the Agent or if a Reserve for rents has not been established for Equipment at that location.  Borrowers, by including Equipment in any computation of the Borrowing Base, shall be deemed to represent and warrant to the Agent that such Equipment is not of the type described in any of (a) through (e) above, and if any Equipment at any time ceases to be Eligible Equipment, then such Equipment shall promptly be excluded from the calculation of Eligible Equipment. For avoidance of doubt, no Equipment acquired after the Closing Date or not reflected in an appraisal of Equipment acceptable to Agent completed during the 30 days prior to the Closing Date shall be treated as Eligible Equipment.

Equipment Formula Amount: the lesser of (a) $15,000,000; and (b) 85% of the NOLV Percentage of the Value of Eligible Equipment, in each case as reduced by the Value of Eligible Equipment sold, transferred or otherwise disposed of by Borrowers; provided, however, that the Equipment Formula Amount shall be subject to quarterly step-downs starting on the first day of the first full calendar quarter following the Closing Date and on the 1st day of each calendar quarter thereafter based on a level 10-year straight line amortization schedule.

Value: (a) for Inventory, its value (i) for raw materials, determined on the basis of the lower of cost or market calculated on average costing, (ii) for finished goods (other than CEEEB Inventory), determined on the basis of the lower of cost or market calculated on average costing calculated on a first-in, first-out basis, and (iii) for CEEEB Inventory, calculated using cost-to-cost percentage of completion method; in each case excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; (b) for Equipment, its value as expressed in the most recent appraisal of such Equipment received by and acceptable to Agent; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

(b)     Section 5.2 of the Loan Agreement is hereby deleted and replaced with the following:

5.2     Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. Subject to Section 2.1.5, if an Overadvance exists at any time, Borrowers shall, on the sooner of Agent's demand or the first Business Day after any Borrower has knowledge thereof, repay Revolver Loans in an amount sufficient to reduce Revolver Usage to the Borrowing Base. If any Asset Disposition includes the disposition of Accounts or Inventory or Equipment and results in an Overadvance, Borrowers shall apply (i) so long as there is no Event of Default, Net Proceeds to repay Revolver Loans in an amount sufficient to eliminate such Overadvance and (ii) during the continuance of an Event of Default, Net Proceeds to repay Revolver Loans equal to the greater of (a) the net book value of such Accounts, Inventory and Equipment, or (b) the reduction in Borrowing Base resulting from the disposition.

(c)     Borrowing Base. As of the date hereof, Agent and Borrower agree to the following treatment with respect to the Borrowing Base:

(i)     Equipment Formula Amount. Prior to giving effect to the Transaction, the Equipment Formula Amount calculation as amortized to account for the quarterly steps-downs is presently calculated to be equal to $14,082,120. As of the date hereof, (A) the Equipment Formula Amount shall be reduced by 76.52% of the Value of the Liquidated Equipment (which Agent and Borrower have determined to be equal to $1,235,110) and (B) the Equipment Formula Amount shall be reduced by the Value of the Transferred Equipment except as follows: (x) the Transferred Equipment is otherwise Eligible Equipment and has been transferred to and received at the Adelanto production facility and (y) if the Transferred Equipment is otherwise Eligible Equipment but remains at the Denver production facility, the Equipment Formula Amount shall not be reduced unless such Transferred Equipment remains at the Denver production facility upon the expiration of that Lease Agreement dated October 4, 2016, by and between Borrower 1 and Prologis, L.P. respecting the Denver production facility (which Lease Agreement is set to expire on December 31, 2016 but is subject to two potential extensions of 30 days each).

(ii)     Inventory Formula Amount. As of the date hereof, Agent will make the finished good CEEEB Inventory eligible under Inventory Formula Amount; provided, however, that until a new appraisal (in form and substance acceptable to Agent) of the CEEEB Inventory is received by Agent, the (b) competent of the definition of Inventory Formula Amount shall equal:

(b) the lesser of (i) $5,000,000 and (ii) 65% of the Value of Eligible CEEEB Inventory.

Following receipt of an acceptable appraisal of the CEEEB Inventory by Agent, the (b) competent of the definition of Inventory Formula Amount shall equal:

(b) the lesser of (i) $5,000,000; (ii) 65% of the Value of Eligible CEEEB Inventory; or (ii) 85% of the NOLV Percentage of the Value of Eligible CEEEB Inventory.

4.     Conditions to Loan Modification. The modifications to the Loan Documents set forth in Section 3 hereof shall be effective as of the date hereof subject to the satisfaction of the following conditions:

(a)     Delivery of Amendment. Each Borrower, Agent and each Lender shall have executed and delivered to Agent counterparts of this Amendment;

(b)     Evidence of Authority. Agent shall have received the following, each in form and substance satisfactory to Agent and its legal counsel, such certificates of officers of the entities (other than Agent or any Lender) executing this Agreement as Agent may require as follows: (i) confirmation that there has been no change to any Borrower's formation documents, bylaws, limited liability company agreement or operating agreement since October 26, 2015; (ii) confirmation that each Borrower has taken such corporate or limited liability company action as may be necessary to authorize the execution, delivery and performance of the documents to which it is a party; and (iii) confirmation that each person signing on behalf of each Borrower has been duly authorized to do so;

(c)     No Default. No Default or Event of Default shall exist as of the date hereof;

(d)     Representations and Warranties. The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects as of the date hereof; and

(e)     No Material Adverse Effect. No event shall have occurred or circumstances exist that has or could reasonably be expected to have a Material Adverse Effect.

5.     Reimbursement for Expenses. Borrowers shall promptly reimburse the Agent for all expenses incurred by the Agent in connection with this Amendment, including out-of-pocket expenses and reasonable attorneys’ fees.

6.     Representations and Warranties. Each Borrower represents and warrants to Lender and Agent as follows:

(a)     Representations and Warranties. After giving effect to this Amendment, all representations and warranties made in or in connection with the Loan Agreement as amended by this Amendment or any Loan Document related thereto are true, correct and accurate as of the date of this Amendment, as if made on the date of this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true, correct and accurate as of such date).

(b)     Corporate Authority; Conflict. The execution, delivery and performance of this Amendment are within its corporate or limited liability company powers, have been duly authorized by all necessary action, and require no action by or in respect of, or filing with, any governmental body, agency or official, and the execution, delivery and performance by it do not contravene, or constitute a default under, any provision of applicable law or regulations or of its charter documents or any material agreement, judgment, injunction, order, decree or other instrument binding upon it.

(c)     Enforceability. This Amendment constitutes its valid and binding obligations, enforceable against it in accordance with its terms, except as enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' remedies, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d)     No Event of Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date of this Amendment.

(e)     Possible Claims and Defenses. No Borrower has claims or defenses against any Person that would or might affect (i) the enforceability of any provisions of the Loan Agreement, as modified by this Amendment (collectively, the “Amended Loan Agreement”), or (ii) the collectability of sums advanced by the Lenders pursuant to the Loan Agreement or the Amended Loan Agreement.

(f)     Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Borrower pending or, to such Borrower’s knowledge, threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of any Loan Document or the other transactions contemplated by the Loan Documents.

(g)     Certain Governmental Regulations. Each Borrower is exempt from registration as an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”; as such terms are defined in the Investment Company Act of 1940, as amended.

(h)     Compliance with Laws. Each Borrower and the transactions contemplated by the Loan Documents comply with the requirements of all laws (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, state securities law and “Blue Sky” laws and ERISA) applicable to it and its business.

(i)     No Defense; No Setoff. No Borrower has a defense, claim or setoff, legal or equitable, to the full payment and performance of the obligations to Agent or Lender under the Loan Documents as herein modified.

7.     Waiver of Claims. Each Borrower does hereby release and discharge Agent, Lender, Issuing Bank and their respective successors, assigns, Affiliates, officers, directors, employees, representatives and advisors (collectively, the “Released Parties”) from all claims, demands, actions, causes of action, accounts, proceedings, suits, contracts, controversies, debts, liabilities, covenants, agreements, promises, sums of money and demands of any kind or nature whatsoever, in law or in equity, that such Borrower at any time had or may have or that its respective successors and assigns may have against any Released Party by reason of the Obligations, the Loan Agreement or the Loan Documents or of any act, cause, matter or thing whatsoever relating thereto up to and including the date hereof.

8.     General Terms.

(a)     This Amendment constitutes the entire agreement by and between Borrowers and Agent and Lender with respect to the modification of the Loan Agreement.

(b)     Except as expressly modified herein, the existing terms and conditions of all documents evidencing or securing the Loan Agreement are unchanged and are hereby expressly ratified by the undersigned.

(c)     This Amendment is a continuing obligation and shall be binding upon the parties hereto, and their respective successors, transferees and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, transferees and assigns, provided however, notwithstanding any other provision to the contrary herein, neither party shall have the right to assign or otherwise transfer any of its rights, duties or obligations under this Amendment to any other person or entity without the prior written consent of the other party and any such assignment or transfer without such consent shall be deemed void and without any force or effect.

(d)     Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provisions in any other jurisdiction.

(e)     No approval, waiver or consent under this Amendment shall be effective unless it is in writing and signed by the party making such approval, waiver or consent. Each approval, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

(f)     Neither this Amendment nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

(g)     The Recitals to this Amendment are hereby incorporated herein by reference.

(h)     No provision of this Amendment is made or is to be construed for the benefit of any third party.

(i)     This Amendment may be executed in one or more counterparts, each of which will constitute an original, and all of which together will constitute a single original.

(j)     Any default by any Borrower under this Amendment shall constitute a default under the Loan Documents, and each of them, and any default by any Borrower under any Loan Document shall constitute a default under this Amendment.

(k)     Notwithstanding anything otherwise to the contrary in the Loan Agreement, this Amendment and the Loan Agreement shall be construed and enforced under the laws of the State of New York. In any action or proceeding to construe or enforce this Amendment or any of the Loan Documents, the prevailing party shall recover its costs and reasonable attorneys' fees including those incurred in any trial or arbitration proceeding, in any bankruptcy or receivership proceeding, and in any appeal therefrom.

[signatures appear on the following page(s)]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

NORTHWEST PIPE COMPANY, an Oregon corporation

By:
Printed Name: Robin Gantt Title: Chief Financial Officer

Address:
5721 SE Columbia Way Suite 200 Vancouver, WA 98661-5991 Attn: Robin Gantt, Chief Financial Officer Facsimile: (360) 397-6257

PERMALOK CORPORATION,
a Missouri corporation

By:
Printed Name: Scott Montross Title: President

Address:
5721 SE Columbia Way Suite 200 Vancouver, WA 98661-5991 Attn: Scott Montross, President Facsimile: (360) 397-6257

Signature Page to Amendment Number One to Loan and Security Agreement

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:
Gregory A. Jones Senior Vice President

Address:
400 4th Street Mailcode: OR1-110-01-15 Lake Oswego, OR 97034 Attn: Gregory A. Jones Facsimile: (503) 303-6076

Signature Page to Amendment Number One to Loan and Security Agreement

CONSENT OF GUARANTOR

THOMPSON TANK HOLDINGS, INC., an Oregon corporation, hereby consents to the foregoing Amendment Number One to Loan and Security Agreement and acknowledges and agrees that the Guarantied Obligations as defined in that certain General Continuing Guaranty dated as of October 26, 2015 by Guarantor include all Obligations now or hereafter arising under any Loan Document, as amended from time to time, including, without limitation, the Loan Agreement (which is referred to as the Credit Agreement within the General Continuing Guaranty) as amended by the foregoing Amendment Number One to Loan and Security Agreement. This consent from Guarantor is obtained out an abundance of caution only and is not required for either Amendment Number One to Loan and Security Agreement or any subsequent amendments to the Loan Documents.

THOMPSON TANK HOLDINGS, INC., an Oregon corporation

By:
Scott Montross, President

Consent of Guarantor Signature Page to Amendment Number One to Loan and Security Agreement